Exhibit 10.7

AMENDED AND RESTATED

QL Holdings LLC Class B Restricted Unit Plan

SECTION 1. GENERAL PURPOSE OF THE PLAN; RECITALS

The name of the plan is the Amended and Restated QL Holdings LLC Class B Restricted Unit Plan (the “Plan”). The purpose of the Plan is to encourage and enable select Service Providers (as defined below) of QL Holdings LLC, a Delaware limited liability company (the “Company”) and its Subsidiaries (as defined below) whose future efforts are deemed to be of importance to the Company, to acquire a proprietary, profits-based interest in the Company.

The Plan amends and restates in its entirety the QL Holdings LLC 2014 Class B Restricted Unit Plan (the “Prior Plan”), which, as of the date on which the Plan is approved by the Company, shall be automatically terminated, replaced and superseded by the Plan; provided, however, that any Award granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan, including any such terms that are intended to survive the termination of the Prior Plan, and shall remain in effect pursuant to its terms, except as otherwise agreed in writing by the Grantee of such Award.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the LLC Agreement (as defined herein).

SECTION 2. DEFINITIONS

The following terms shall be defined as set forth below:

“Affiliate” of any Person (the “Subject”) means any other Person that, directly or indirectly, controls or is controlled by or is under common control with the Subject.

“Award” or “Restricted Unit Award” means a grant of a Restricted Unit pursuant to a written agreement between the Company and a Grantee in substantially the form attached hereto as Exhibit A.

“Board” means the Board of Directors of the Company or the board of managers or other similar governing body of any Successor to the Company.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Committee” has the meaning specified in Section 3 hereof.

“Company” has the meaning specified in Section 1 hereof.

“Grantee” means the recipient of an Award.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 26, 2019, as the same may be further amended from time to time.

“Parent” means any corporation, limited liability company or other Entity (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of the granting of the Award, each of the companies other than the Company owns capital stock, units or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other companies in such chain.

“Plan” has the meaning specified in Section 1 hereof.

“Prior Plan” has the meaning specified in Section 1 hereof.

“Restricted Unit” means a Class B Unit issuable pursuant to the terms of this Plan.

“Service Provider” means an employee, director, manager, advisor or independent contractor to the Company or any of its Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Relationship” means the Grantee’s employment with or contractual service to the Company or any of its Subsidiaries, whether in the capacity of an employee, director manager, advisor or independent contractor. Unless otherwise determined by the Committee, a Grantee’s Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or any of its Subsidiaries, or a transfer between locations of the Company or any of its Subsidiaries, or a transfer between the Company and any Subsidiary; provided, that there is no interruption or other termination of the Service Relationship. Subject to the foregoing and Section 7 below, the Board, in its sole discretion, shall determine whether the Grantee’s Service Relationship has terminated and the effective date of such termination.

“Subsidiary”, with respect to any Person, means another Person (i) more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is owned directly or indirectly by such first Person or (ii) with respect to which such first Person has the direct or indirect power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

“Unit” means a Class B Unit of the Company.

“Vested Unit” means any portion of a Unit which has vested pursuant to the terms of the applicable Restricted Unit Award.

SECTION 3. ADMINISTRATION OF THE PLAN

(a) Administration of the Plan. The Plan shall be administered by the Board, or, at the sole discretion of the Board, by a committee of the Board consisting of no fewer than three Directors (the “Committee”), of which (i) for so long as there are any WMC Representatives serving on the Board, one (1) shall be a WMC Representative, (ii) for so long as there are any Management Member Representatives serving on the Board, one (1) shall be a Management Member Representative, and (iii) for so long as there are any ICP Representatives serving on the Board, one (1) shall be an ICP Representative; provided, that if any Member Group authorized to designate a Director to the Committee pursuant to this Section 3(a) shall lose such right in accordance with the terms of the LLC Agreement or this Plan, the Directors designated by such Member Group to the Committee shall be removed, such removal shall result in a vacancy on the Committee, and such vacancy on the Committee shall be filled by the Board. All references herein to the Committee shall be deemed to refer to the Board for purposes of any period or periods during which the Board has elected to administer the Plan in lieu of a Committee.

(b) Powers of Committee. The Committee shall, subject to the terms of the LLC Agreement, have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the Persons, subject to Section 4(c) hereof, to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant;

(iii) to determine the number of Restricted Units to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the form of written instruments evidencing the Awards; provided, that no Award which has been issued hereunder may be subsequently modified or terminated without the written consent of the Grantee thereof;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

(vi) to impose any limitations on Awards granted under the Plan, including, by way of example only, limitations on transfers, repurchase and forfeiture provisions, and to exercise the Company’s rights with respect to any such limitations; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all Persons, including the Company, the Company’s Members and Grantees of any Awards hereunder.

SECTION 4. UNITS ISSUABLE UNDER THE PLAN

(a) Units Issuable. The maximum aggregate number of Restricted Units reserved and available for issuance under the Plan shall be one hundred sixty-nine thousand nine hundred forty-three (169,943) Units. The maximum number of Restricted Units which may be issued under the Plan may be increased or decreased from time to time by Required Consent, but may not be decreased below the number of Restricted Units at the time issued hereunder and outstanding. For purposes of this limitation, the Restricted Units underlying any Award which are redeemed or repurchased by the Company or are otherwise terminated shall be cancelled and shall be available for reissuance hereunder.

(b) Issuance of Units; Revaluation of Company Assets. Restricted Units shall be issued by the Company pursuant to the terms of the Plan and the LLC Agreement. At the election of the Committee, immediately prior to the issuance of any Restricted Units, the Company may revalue all Company property (whether tangible or intangible) for book purposes to reflect the Fair Market Value thereof (or, if greater, the amount of any nonrecourse indebtedness to which such property is subject within the meaning of Code Section 770l(a)).

(c) Eligibility. Awards may be granted to such employees, directors, managers, advisors and/or independent contractors (including prospective employees, managers, advisors and/or independent contractors to whom Awards are granted in connection with written offers of employment or other Service Relationship) of the Company or its Subsidiaries, who are responsible for, or contribute to, the management, growth or profitability of the Company or its Subsidiaries, and who are selected from time to time by the Committee in its sole discretion. No Service Provider shall have any right to be designated as a Grantee.

(d) Conversion Into Corporation. Upon any conversion of the Company into a corporation, each Unit shall convert into shares of common stock of the Successor, in such manner as the Board shall determine at the time of conversion, with substantially equivalent rights and preferences to those of the Units, and the shares of such common stock shall be allocated among the Members in exchange for their respective Units such that each Member shall receive the number of shares of common stock so that its ownership interest in the remaining assets of the Successor upon a liquidation event are substantially identical to its ownership interest in the Company, taking into account the Capital Account of each Member and the Participation Threshold applicable to each Unit immediately prior to conversion (the “Conversion Stock”). Each Award hereunder shall provide that the Grantee thereof will agree to any amendment to the applicable Award at the time such a conversion is necessary or desirable to confirm that the terms and restrictions of such Award shall apply, mutatis mutandis, to the resulting Conversion Stock; provided, that the redemption and repurchase provisions set forth in the LLC Agreement with respect to Vested Units (including, without limitation, the resulting Conversion Stock) shall terminate in full upon a Qualified Public Offering. The Conversion Stock shall be “restricted securities” for purposes of Rule 144 under the Securities Act.

(e) Substitute Awards. In the event of any recapitalization or reorganization of the Company, split, reverse split or dividend of Units, or other change in the Units of the Company which affects the Restricted Units (collectively, a “Reorganization”), the terms “Restricted Units,” and “Units” hereunder shall include (i) the Restricted Units of the Company, as modified by such Reorganization, and (ii) any interests or other securities or property, if any, that a holder of Restricted Units receives or becomes entitled to receive as a result of his or her ownership of the original Restricted Units at the time of such Reorganization. The Committee may grant Awards under the Plan in assumption of or substitution for awards held by employees, managers, directors, advisors or independent contractors of another company in connection with a merger or consolidation of such company with the Company (or any Parent or Subsidiary) or the acquisition by the Company (or any Parent or Subsidiary) of substantially all of the assets or stock of such company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 5. RESTRICTED UNIT AWARDS

Any Restricted Unit to be granted under the Plan shall be granted only pursuant to a Restricted Unit Award, with such changes, corrections or adjustments thereto as the Committee may from time to time approve (either generally or in any single instance). Restricted Unit Awards need not be identical.

(a) Terms of Restricted Unit Awards. Restricted Unit Awards granted under the Plan shall contain such terms and conditions, not inconsistent with the Plan, as the Committee shall deem desirable, which may include time and/or performance based vesting of Restricted Units and restrictions on transferability of Restricted Units, whether or not the same shall have become Vested Units.

(b) Rights of Unit Holder. The rights, preferences and privileges of the Restricted Units shall be as from time to time set forth in the LLC Agreement. Notwithstanding anything to the contrary contained herein or in any Restricted Unit Award, the rights, privileges, duties, restrictions, qualifications and/or limitations appurtenant to Units, including Restricted Units which are the object of existing Awards, may be amended at any time in accordance with the terms of the LLC Agreement.

(c) Right of Redemption. Restricted Units may be subject to a right of redemption by the Company or other conditions and restrictions as determined by the Committee and set forth in the LLC Agreement or the applicable Restricted Unit Award. The Company shall have the right to assign to any Person at any time any redemption right it may have, whether or not such right is then exercisable.

SECTION 6. RELATIONSHIP

(a) Other Compensation Arrangements: No Employment Rights. Nothing contained in this Plan shall prevent the Board or the Committee from adopting alternative, substitute or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any Grantee any right to continued employment or other Service Relationship with the Company or any Subsidiary or interfere in any way with the right of the Company or its Subsidiaries to terminate the Grantee’s employment or other Service Relationship at any time.

SECTION 7. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent, except such amendments as are necessary to comply with applicable Law (including applicable provisions of the Securities Act and/or the Code). No termination or amendment of the Plan shall affect any outstanding Award unless expressly provided hereunder or as determined by the Board and approved in accordance with the first sentence of this Section 7. The Plan shall continue in effect until its termination by the Board.

SECTION 8. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The grant of Awards and the issuance of Restricted Units pursuant thereto shall be subject to compliance with all applicable requirements of federal, state and foreign Law with respect to such securities.

(b) Conflict with LLC Agreement. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of the LLC Agreement, the terms and provisions of the LLC Agreement shall govern. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of a Restricted Unit Award, the terms and provisions of this Plan shall govern.

(c) Governing Law. This Plan and all Awards and actions taken thereunder shall be governed by the laws of the State of Delaware, applied without regard to any conflict of law principles thereof.